Exhibit 99.1

Shoals Technologies Group, Inc. Announces Changes to its Board of Directors

PORTLAND, TN, July 19, 2021 – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of systems (“EBOS”) solutions for solar, storage, and electric vehicle charging infrastructure, today announced the resignation of Jason Lee and Frank Cannova, Vice President at Oaktree Capital, from the Company’s Board of Directors.

The Board of Directors would like to thank Mr. Lee and Mr. Cannova for their contribution to Shoals and wish them well in their future endeavors.

Shoals and the Board are currently evaluating alternatives with respect to appointing a new independent director to fill a current vacancy.

About Shoals Technologies Group, Inc.

Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (“EBOS”) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally. For additional information, please visit: https://www.shoals.com/.

Forward Looking Statements

This press release contains forward looking statements, including statements regarding the initial public offering. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward looking statements as a result of a number of factors, including those in the Company’s registration statement filed with the Securities and Exchange Commission.

Contacts:

Investors:

Email: investors@shoals.com

Phone: 615-323-9836

Media:

Email: media@shoals.com